                                                                   Exhibit 10.13


                          Commercial Rental Agreement
                          ---------------------------

Contract number:          130.0005 from October 18, 1995

Between                   Deutsche-Bemanten-
                          Lebensversicherung AG/1/
                          Frankfurter Strasse 50
                          65178 Wiesbaden

                          - Landlord -

and                       VIONA Development Soft- and
                          Hardware Engineering GmbH i.G./2/
                          Karlsruhe
                          represented by the managers:



                          - Tenant -

have concluded the following lease:

I.    Leased rooms

      The rooms in the building at Karlstrasse 27, Karlsruhe, on the 5th floor/3/ are being leased for the exclusive use as office rooms.

      The leased area of 109 square meters has been agreed to.
      For utilities and elevator-related expenses, the basis of 109 square meters has been agreed to.

      The leased area has been outlined in red on the attached floor plans.

II.   Furnishing and equipment of the leased rooms

      The leased rooms are being transferred to the tenant in a professionally renovated state at the start of the lease period.

III.  Term of lease

      The lease relationship will begin on: January 1, 1996.

      The term of the lease will end on: December 31, 2000.
      If the lease relationship is not otherwise terminated at least 6 months prior to its expiration, then it will be automatically lengthened by 12 months.


                                                                              /2
---------------------
/1/ Translator's Note: I gave the English translation of companies' names on the cover sheet.
/2/ Translator's Note: GmbH, "limited liability company"; i.G. designates a company whose official registration is pending, here lined out by hand because the certification was completed.
/3/ Translator's Note: German stories are numbered such that the first floor above ground level is 1, whereas in the United States the same floor is usually numbered 2. I have translated all stories following American convention.

      The landlord will grant the tenant an option, beyond December 31, 2000, for the purpose of continuing the lease relationship for the duration of 5 years. The option can be exercised in writing by the tenant only up to 6 months before December 31, 2000.

IV.   Lease
      1. The monthly basic lease currently is           DM 1,526.00

      2. Additional monthly operational cost
         prepayments ((S) 6 AVG/4/) currently           DM   340.00


      3. Additional monthly elevator-related
         prepayments ((S) 7 AVG) currently              DM   100.00
                                                        --   ------

      Total lease per month currently                   DM 1,966.00
                                                        == ========

      Applicable value-added tax
      currently 15%                                     DM   294.90
                                                        --   ------

      Total monthly payment currently                   DM 2,260.00
                                                        ===========

      The tenant authorizes the landlord to debit payments due under this contract from account number
      at                                   (bank code number
      account holder:
      in the debit process.

      The payments due under this contract are to be credited solely to account number 7131600 at Commerzbank Wiesbaden AG (bank code number 510 400 38).

V.    Changes in lease

      The basic lease agreed to in IV. shall be raised as follows:

      starting on January 1, 1997  from DM 1,526.00  to DM 1,744.00

      If the index of a four-person household of blue-collar and white-collar workers with a mid-level income (basis year 1985 = 100) should change by more than 10 points upward or downward with respect to the status of January 1, 1997, and/or with respect to the state of the applicable most-recent reevaluation of the lease rate set by the Federal Bureau of Statistics in Wiesbaden, then either party to this contract can demand an adjustment in the same relationship, specifically, from the start of the calendar year that follows the month the application is submitted.


                                                                              /3
---------------------
/4/ Translator's Note: AVG refers to the "The General Contractual Agreements for
    Commercial Leases."

      If, on the basis of a preexisting value-assurement clause, an adjustment of the lease rate has taken place, the rule for further changes in the price index for lifestyle by more than 10 points, respectively, is again applicable, always with reference to the index which had application in the month of the last lease adjustment.

      The parties to this contract are aware that this clause requires approval from the LZB/5/ responsible. The tenant authorizes the landlord as of now to obtain this approval.

      If, on the basis of an update by the Federal Bureau of Statistics, the basis year for the lifestyle cost index is introduced or if the aforementioned lifestyle cost index is replaced by another comparable index, then the respective index applies for the lease adjustment on the basis of the new basis year and/or of the new index. For the time up to the next adjustment deadline, the old index will continue to apply--if necessary after the resetting of the basis.

VI.   Lease security deposit

      The tenant will provide a lease security deposit in the amount of DM 10,000.00 (in words: ten thousand German marks) with a bank acting as guarantor.

VII.  Other agreements

      a) When splitting any elevator-related operational expenses, the tenants on the ground floor will be excluded.

      b) The landlord is not obligated nor authorized to insure mirrors, glass panes, and awnings at the expense of the tenants.

VIII. The General Contractual Agreements for Commercial Leases (AVG) and the Building Code are integral components of this commercial lease. The tenant confirms that he or she has received these.

      Attachments: Floor plan

Wiesbaden, October 18, 1995      Karlsruhe, December 6, 1995

Deutsche Beamten
Lebensversicherung AG


[illegible signature]               [illegible signature]
 .....................               .....................
    - Landlord -                         - Tenant -


--------------------
/5/ Translator's Note: unknown designation.

I. Amendment to the Commercial Lease No. 130.0005 from October 18, 1995

Between                      Deutsche
                             Beamten Lebensversicherung
                             Aktiengesellschaft
                             Frankfurter Strasse 50
                             65 178 Wiesbaden

                             - Landlord -

and                          VIONA
                             Development GmbH
                             Soft- and Hardware Engineering GmbH
                             Karlstrasse 27
                             76133 Karlsruhe

                             - Tenant -

regarding office rooms in the building at Karlstrasse 27, Karlsruhe

In the amendment to the lease, the following agreements have been reached:

1. Tentatively as of October 1, 1996, the tenant will also take over, in addition to the area already in use on the 5th floor with 109 square meters, the office rooms on the 4th floor with an agreed use area of 135 square meters in professionally renovated state.

2. The total monthly payments as of October 1, 1996, tentatively, at the latest from the point in time of transfer, will be calculated as follows:

      1.  the basic monthly rent will amount currently to      DM 3,416.00

      2.  additional monthly operational cost prepayments
          ((S) 6 AVG) currently                                DM 700.00

      3.  additional monthly elevator-related prepayment
          ((S) 7 AVG) currently                                DM 230.00
                                                               ---------

      total rent per month                                     DM 4,346.00

      additional applicable value-added tax currently 15%      DM 651.90

      total monthly payment currently                          DM 4,997.90
                                                               -----------

3. The agreed rent increases in stages in accordance with Point V of the rental contract from January 1, 1997, will be stricken. The rental rate adjustment in accordance with the lifestyle cost index will begin with the status on January 1, 1996.

4. The rental security deposit for both floors will be set to DM 12,000.00 altogether and can take place via exchange of the already existing guarantor client over DM 10,000.00.

5. The estimated cost of the building administration in accordance with (S) 6 AVG is agreed to with 2% of the basic rent.

6. All other agreements of the rental contract from October 18, 1995, will remain fully unchanged.



Wiesbaden, September 18, 1996       Karlsruhe, September 25, 1996



[illegible signature]               [illegible signature]
---------------------               ---------------------
Deutsche                            VIONA
Beamten lebensversicherung          Development GmbH
Aktiengesellschaft

- Landlord -                        - Tenant -

                                    VIONA HARD- & SOFTWARE
                                                ENGINEERING GMBH
                                                Karlstrasse 27
                                                D-76133 Karlsruhe
                                                [illegible]

2.    Amendment to Commercial Rental Agreement No. 130.0005 of October 18, 1995
-------------------------------------------------------------------------------

Between               DBV Winterthur Lebensversicherung
                      Aktiengesellschaft
                      Frankfurter Strasse 50
                      65178 Wiesbaden

                      - Landlord -

and                   VIONA Development
                      Hard- and Software Engineering GmbH
                      KARLSTRASSE 27
                      76133 KARLSRUHE

                      - Tenant -

regarding  Office rooms in the building at Karlstrasse 27, Karlsruhe

           ---------------------------------------------------------

1. Rental agreement no. 130.0002 from August 10, 1998, regarding the second floor will end on March 31, 1999.

2. On April 1, 1999, the tenant will also take over the second floor with an office area of 135 square meters in addition to the area already in use on the 5th floor with 135 square meters and the 6th floor with 105 square meters.

3. The total monthly payments will be calculated as of April 1, 1999, as follows:


           basic rent currently                         DM 5,740.00
           additional operational cost prepayments      DM 1,150.00
           additional elevator-related prepayments      DM   360.00
                                                        -----------
                                                        DM 7,250.00
           additional applicable value-added tax,
           currently 16%                                DM 1,160.00
                                                        -----------
           total monthly payment currently              DM 8,410.00
                                                        ===========

4. In amendment to point V. (Changes in rent) of the rental contract, the price index for the lifestyle of all private households for Germany (basis year 1991 = 100) will serve as basis.

      The rent adjustments in accordance with the lifestyle cost index will begin with the status of January 1996. Upon the first increase of the rental rate, a basic rent of DM 14.00 per square meter will be the starting point. For successive rent rates, the basic rent per square meter resulting from the preceding rent rate increase will be the starting point.

5. In amendment to point III (Rental duration), the rental relationship will be extended by 10 years. Thus, the rental period will end on March 31, 2009.

      If the rental relationship is not otherwise terminated at least 12 months before its expiration, then it will be extended each time by 12 months.

6. The rental security deposit for the total area of 379 square meters will be set at DM 20,000.00 and can be provided via exchange of the already existing guarantor client over DM 12,000.00.

7. The estimated price for building administration in accordance with (S) 6 AVG is agreed to at 3 % of the basic rent.

8. All other conditions of the rental contract as well as amendments will retain their validity.

                     -------------------------------------


Wiesbaden, March 12, 1999              Karlsruhe,

DBV Winterthur Lebensversicherung
Aktiengesellschaft

                                  VIONA  HARD- & SOFTWARE
                                  ENGINEERING GMBH & CO KG
                                  Karlstrasse 27, 76135 Karlsruhe
                                  Tel. 0721-913-148
                                  Fax 0721-913-44-99

[illegible signature]               [illegible signature]
 .....................               .....................
     - Landlord -                         - Tenant -

General Contractual Agreements Commercial Rental Agreement (AVG)

(S) 1a  Transfer of prepared rental rooms

1. The landlord will transfer to the tenant the rental rooms at the start of the rental period.

2. The landlord will not guarantee, however, that the rental rooms will have been cleared by third parties by the start of the rental period, unless the damages incurred by the tenant because of this touch on any intentional or grossly negligent violation of this contract on the part of the landlord. The right to withdraw from the contract on the part of the tenant will remain untouched by this.

3. The state of the rental rooms at the point in time of the transfer will be set forth, if necessary, in a damage report. Deficiencies in the rental space can be made valid by the tenant only if they are identified at the time of the rental rooms' transfer and their confirmation is confirmed in writing. Insubstantial deficiencies and any residual work do not authorize the tenant to refuse accepting the transfer of the rental rooms.

4. The landlord will turn over to the tenant the required keys. The acquisition of additional keys by the tenant requires the approval of the landlord.

      If a key is lost, the tenant has the right to demand a replacement key at the cost of the landlord and to have the required number of keys made. If the lock needs to be replaced entirely or in part because of security reasons, the landlord bears the costs resulting therefrom.

(S) 1b  Transfer of not-yet prepared rental rooms

1. If the start of the rental period cannot be determined in a binding fashion at the time of concluding the contract, then it will begin on the date of the deadline for completion of any building-related work regarding which the landlord will provide information, on which date the rental rooms have been prepared in accordance with the building and equipment description and can be transferred. From this point in time on, the rent is to be paid regardless of any not-yet finished division or other work, if necessary, which the tenant may undertake for his or her rental rooms, and/or services that the landlord can provide only after the tenant has finished renovations.

2. If upon transfer of the rental rooms there are parts of the total object that are not yet ready, the tenant may not derive any rights from this; he or she is in particular not authorized to refuse to accept transfer insofar as this does not substantially impinge upon the contract-related use of the rental rooms.

3. The state of the rental rooms at the point in time that they are transferred will be set out in the damage report. Deficiencies in the rental space can be made valid by the tenant only if they were identified at the time the rental rooms were transferred and their correction was agreed to in writing. Insubstantial deficiencies and residual work do not authorize the tenant to refuse to accept transfer of the rental rooms.

4.    (S) 1a No. 4 applies as applicable.


(S) 2  Use of the rental rooms and of community property

1.    The rental rooms have been rented only for the use as agreed to.

2. The landlord does not guarantee that the rental rooms are suitable for that use nor that they conform to technical and official specifications. If there are no correctable, legal, or actual restrictions that are founded in the person of the tenant with respect to the agreed use, then the tenant has the right to withdraw from the contract. Official approvals are to be obtained by the tenant. The costs of the use inspection, the official approvals, and the fulfillment of production including the acquisition or disposal of parking spaces will be borne by the tenant.

3. The landlord guarantees no competitive or assortment protection. He or she is in particular not liable for the fact that whole or partial overlap with competitors exists with other tenants now or in the future.

4. Operational obligations are incumbent on the tenant in restaurants and pubs during legal business hours insofar as deviating business hours are not otherwise determined by the landlord.

5. Store facilities, ware presentation, and display window decorations must be done in a fashion that is suitable for the area of business and the location of the contractual object. The landlord is authorized to determine the length of time that lighting may be on for display windows.

      The setup and operation of game machines requires the previously written approval of the landlord.

6. Sellouts and clearance sales require the previous written approval of the landlord.

7. The delivery of wares for the rental object must take place with respect to time of day and to delivery method such that no impingement on other tenants is possible.

      No objects and products may be stored or sold outside of the leased areas.

8. The tenant is liable for any legally permissible level of construction-related burden on floor coverings being exceeded.

9. The elevators will be kept operational during those periods of time set by the landlord; however, the tenant does not have a right to uninterrupted service.

10. Insofar as parking places are provided for free, the landlord will retain the right to enforce another rule (e.g. parking fees, gates) upon which changes the tenant may not base any claims.

      The tenant is obligated to be connected to a parking fee reimbursement, if necessary.

      It is open to the landlord--and with his or her approval to third parties as well (e.g. an advertising company)--to claim any areas not belonging to the rented area (e.g. parking areas, passages, and/or other attached areas) for special events or other purposes that may appear to the landlord to be appropriate in the interest of the contractual object.

11. The cleaning of the traffic areas (e.g. footpaths, stairwells, basement rooms, etc.) and of the community property (e.g. elevators) is incumbent on the tenant. On this point, he or she must adhere to the regulations of the local police.

      The landlord is authorized to have such work performed for the tenant and to bill the tenant for the costs arising from this.

12. The landlord is authorized to control the operation of the community property in a use ordinance. He or she will endeavor to keep community property in working order for the time being and to correct any disruptions immediately. If a piece of community property cannot be used temporarily, the tenants will have a right to reimbursement for damages only in the case of intentional or grossly negligent action on the part of the landlord.

      With respect to the interests and requirements of the tenant, the landlord may remove, change, or acquire new community property; this also applies to any buildings that may be added on to the broad-band cable network of the German Federal Post Office. The landlord can bill the costs for this to the tenants.

13. The use of traffic areas and community property can be reregulated by the landlord.

(S) 3  Sublets, building-related changes by the tenant, advertising

1. The tenant is authorized only with previous written permission from the landlord to withdraw from rights under the rental agreement or to sublet the rental rooms wholly or partially to third parties. This also applies to a change in ownership due to change in the legal form of the company.

      The landlord can make his or her approval for any sublet dependent on an appropriate increase in the basic rent.

      If the landlord refuses to approve the sublet, the tenant has no right to terminate the contract.

      In the event that subletting occurs, the tenant will immediately defer all rights against the third party to the landlord.

2. Building-related changes to the rental rooms by the tenant require the previous written approval of the landlord. Official permits will be obtained by the tenant.

      All production and cost requirements--stemming from the construction-related costs predicted by and/or taken by the tenant or from the use of the rental rooms--from third parties (in particular local authorities, suppliers, etc.) must be followed through on by the tenant and/or must be billed to him or her. The tenant will leave open to the landlord the fulfillment of any such production and cost requirements, including acquisition or disposal of parking places.

3. Roof and facade areas of the building, as well as wall areas on the inside of the building outside of the rental rooms, have not been rented out. They may be used by the tenant, only after getting prior written approval from the landlord, for advertising purposes or for attaching directional signs.

      The tenant may attach company signs at his or her own expense only to areas previously approved by the landlord. Size and form of the signs must be conferred in advance with the landlord.

      The tenant is obligated to use collective signs facilities and to share proportionately in the costs.

      Labels, signs, advertisements, and such may be attached to windows only if the landlord has previously approved of this.

      If the landlord grants permission for the foregoing measures, number 2, paragraphs 2 through 4 (S) 13 number 2 of the AVG apply, correspondingly.

      Acoustic presentations that can be heard outside the rental rooms require the prior approval of the landlord.

(S) 4  Invoicing, reduction, damage reimbursement

1. The tenant can withhold payment with respect to rental requirements only if his or her demands are uncontested or have been found to be legally valid and if he or she notified the landlord at least one month before the due date of the rent in writing.

2. The reduction of the basic rent is not possible if the tenant must endure the impingement or if the impingement is not due to the landlord or if the fitness of the rental object for contractual use is only insignificantly or temporarily limited.

3. The landlord is liable only for the damages incurred by the tenant, regardless of whether this is due to a deficiency in the rental object that already existed at the time of transfer, a deficiency that appeared only later, or whether the landlord is in delay of correcting the deficiency (unless the landlord has caused the damage intentionally or through gross negligence, or unless the deficiency was kept quiet deceptively by the tenant, or unless an assured characteristic is affected).

4. The landlord provides no guarantee for uninterrupted operation of equipment of the rental object.

(S) 5  Rent

1. Insofar as the tenant does not participate in a bank debit procedure, the rent must be paid every month in advance, at the latest on the third business day of the month, under identification via the

                            Rental Agreement Number

     and paid into the indicated account of the landlord without additional expense.

     With respect to determining punctuality of payment, not the sending but the receipt of the money (credit to the account) shall apply.

     If the tenant is in arrears of payment of rent, the landlord is authorized to apply a late fee. Here, the landlord is authorized to charge a late fee in the amount of 4 % above the current annual discount rate.

     The landlord may, as he or she may decide, calculate payments based on costs and interest rates up to now or based on the oldest status. This also applies if the tenant has found another condition.

2. If the landlord declares him- or herself subject to value-added tax after the contract has been concluded then, in addition to rent, the value-added tax due must be paid by the tenant (if the tenant is an enterprise in the sales tax-related sense).

3. Operational, elevator-related, and hot water-related cost prepayments will be calculated once per year. The tenant is authorized, within 6 months of access to the invoicing, to see the invoice documents and to raise objections in writing against the claim. If within the time limit no objections are raised, the invoice will apply as valid.

     If measuring or reading equipment should fall out of use or be impinged from proper functioning, or if for other compelling reasons the heating and hot-water usage cannot be determined in an official way, the cost distribution will take place as explained under (S) 9a of the Heating Cost Calculation Ordinance.

     The landlord can adjust the prepayments to be made by the tenant to the actual cost changes.

     If the tenant withdraws during an invoice period, there can be no claim to premature invoicing. The cost distribution will take place in accordance with the measure of (S) 9b of the Heating Cost Invoice Ordinance. The costs for the intermediary readings are to be borne by the tenant.

(S) 6  Operational costs

1. Operational costs are those costs that arise on a continual basis for the landlord through ownership of the plot of land or through zoning-approved use of the building or of the business unit, side buildings, facilities, equipment, and the land:

     - The total running public burdens of property, building, and business unit, property tax, garbage removal, chimney cleaning, canalization, water, and sewage.

     - Insurance for property, building, and business unit against fire, storms, water damages, glass insurance, liability insurance for property, building, and business unit as well as for oil tanks and other technical equipment (e.g. elevators, air conditioners).

     - Street cleaning, snow and ice removal as well as care and cleaning of all outside facilities such as yards, playgrounds, sidewalks, parking places, driveways, etc., including the devices and materials necessary for this as well as the replacement of plants and trees.

     - Cleaning of property, building, and business unit including the community areas and rooms, outside glass and facade areas as well as insect prevention including devices and materials necessary for this.

     - Operation and lighting of the community areas and rooms as well as community property, operation and maintenance of the elevators, escalators, revolving doors, electric doors, and other technical equipment including measuring equipment (in addition to setting them up); operation and maintenance of a community antenna as well as a connection to the broad-band cable network including any private distribution equipment necessary for this; operation and maintenance of sprinkler equipment and smoke removers as well as other community equipment.

     - Building administration with a flat fee in the amount of 4% of the basic rent.

     - Building administrator, building technician, as well as any security and any decorations and plant decor for the community areas.

2. The billing of operational costs shall take place according to the relationship of the rental areas. The landlord can change the invoicing key after an inexpensive measuring if an appropriate cost distribution or urgent reasons of official management demand it.

      The landlord can put neighboring buildings and/or properties together into one management and invoicing unit as well as separate buildings and/or properties that had previously been single invoicing units.

      The landlord can form invoicing groups according to type and use (office areas, store areas, garages) within a building or several buildings.

3. If public expenditures must be reintroduced or if operational costs recur, the landlord is authorized to invoice these to the tenant as well. This applies correspondingly to operational costs that have been invoiced retroactively to the tenant.

4. If, in the course of using the rental rooms, raised operational costs emerge due to the tenant, e.g. through raised power or water consumption, etc., the tenant must also bear these costs.

5. Operational costs for equipment that is specially present in only one rental object must be borne exclusively by the tenant.

6. Commercially dependent waste must be disposed of by the tenant at his or her own expense.

(S) 7 Heating, hot water, and climate-control equipment
      - Operation and costs -

1. Heating and hot water provision equipment as well as climate control equipment will be put into operation when needed. For disruptions, acts of God, official orders, or for any other reason that service cannot be provided (e.g. shortage of fuel, nondelivery of heating equipment, or strike), the landlord is not obligated to provide a replacement. The landlord is liable for damages only in those instances arising from intent or gross negligence.

     In the case of independent, commercial provision of heat (heat supply) and hot water (hot water supply), these must take place subject to the conditions of the heat supplier. The tenant will have no ongoing claims for damage reimbursement from the landlord and the heat supplier as the landlord may have with respect to the heat supplier.

2. The tenant is obligated to cover costs in a proportionate share for the operation of facilities including fumes equipment, independently of to what extent he or she has used the facilities. Under this are included especially:

     -  the costs of consumed fuels and their delivery;

     -  the costs of heat supply;

     -  the costs of operations-related electricity;

     - the costs for service, security, and maintenance of the equipment, of the regular testing of their operation-readiness and operational security, including the hiring of an expert and the cleaning of the equipment and the operational room;

     -  the costs of measurement under the Federal [illegible] Protection Act;

     - the costs of reinforcement or other [illegible] of the sublet of equipment for consumption records as well as

     - the costs of using equipment for consumption records including the costs of invoicing and distribution.

3. Heating costs will be distributed in accordance with (S) 7 of the Ordinance on Heating Cost Calculation, in accordance with the recorded heating consumption and also in accordance with the relationship of the rented-out areas. The landlord can change the schedule for splitting costs under inexpensive measurement if an appropriate cost distribution or urgent reasons for official management require it. The landlord can contract a specialized company for invoicing.

    If, in the rental rooms, measurement-related equipment was installed for consumption records, the tenant must guarantee access to this measurement equipment during the standard day hours and make the equipment freely accessible. If the reading of measures is not possible for the announced deadline for a reason due to a certain circumstance which the tenant has represented, the tenant has to bear any additional costs arising from this.

4. the rules in No. 3 apply correspondingly as explained under (S) 8 of the Ordinance on Heating Cost Calculation for the costs of operation of the hot-water provision equipment and/or for the costs of the hot-water supply.

5. The distribution of costs for providing heat and hot water for facilities subject to this contract will take place as described under (S) 9 of the Ordinance on Heating Costs Calculation.

6. For the distribution of the costs of operation of climate control equipment, (S) 6 Nos. 2 and 4 will apply, respectively.


(S) 8 Rental Security deposit

1. The rental security deposit agreed to will serve as security of all requirements stemming from this rental agreement relationship.

2. If the rental security deposit is provided in the form of a guarantee, then this must be carried out through saving an unlimited self-debiting guarantee at a German bank with respect to the persuasiveness of the appeal, charge, advance accusation ((S)(S) 770, 771 Federal Law Register) and the right from (S) 776 Federal Law Registry.

3. The rental security deposit must be supplied at the start of the rental period. The tenant will have no claim to transfer the rooms up to the time that the rental security deposit is furnished.

4. The landlord is authorized, not obligated however, to deduct from the rental security deposit if the tenant is late in fulfilling his or her obligations.


(S) 9 Maintenance and use of the building as well as the rental rooms

1. The landlord will take over the maintenance of the buildings in this building (outside maintenance) and will bear any costs here that may arise.

2. The tenant will take over the maintenance and upkeep of the community property and the community technical equipment and facilities as well as parking places.

3. The tenant must carry out the upkeep, maintenance and attention of the technical equipment that has been left to his or her exclusive use or that have been brought in by him or her, at his or her own expense. In addition, climate control facilities, elevators, escalators within the rental area, sanitary equipment, electric equipment, reinforcements, sun-protective equipment (inside and outside), thermostats, heat measurers, antenna equipment in particular, are a part of this. The landlord is authorized to require proof that such work has been carried out. The landlord retains the right to subcontract out the work for the tenant.

       Damaged or destroyed glass sheets are to be replaced by the tenant at his or her own expense immediately.

4. The tenant will bear the costs for beautification-related repairs. He or she must carry out required beautification-related repairs without special request by the landlord. These repairs include, in particular, all painting and tapestry works within the rental rooms as well as the professional upkeep of the floors and floor coverings.

       The tenant does not have the right to deviate from the rules above without the consent of the landlord.


5. The tenant is obligated to clean the rental rooms professionally including industry-specific equipment. This refers, in addition, to fat cutters, filters, windows inside and out including the frames with the required [illegible] care, sun protection equipment, if necessary. If the cleaning can be performed only by the landlord due to construction-related or other reasons, then the tenant must endure and bear the costs of the work.


(S) 10 Construction-related measures by the landlord

1. The landlord can, without the approval of the tenant, have work and construction-related measures performed for the improvement of the rental rooms or other parts of the building for the purposes of saving electricity and heat-related energy, for applying threatening procedures or for correcting damage. The tenant must keep the rooms coming into consideration here accessible and may not hinder the execution of work or delay it. The tenant is not authorized to terminate the contract under
       (S) 541b paragraph 2 sentence 2 of the Federal Law Registry.

2. Insofar as the tenant must tolerate the measures, he or she can not demand reimbursement for his or her expenses. Reimbursement for damages can be demanded by the tenant only if the use of the rental rooms has been substantially impinged upon or made impossible by the measures.

(S) 11 Liability of the tenant

1. If, for the duration of the rental relationship in or at the rental rooms, any deficiency exhibits itself for whose correction the tenant is not obligated or if precautions for the protection of the rental rooms against an unpredictable danger become necessary, then the tenant must inform the landlord of this immediately. If the tenant fails to provide a punctual notification, then he or she is obligated to cover costs for damage stemming from this and--insofar as the landlord was hindered from having the search for a remedy--is not authorized to make rent reduction claims valid and to announce this in accordance with (S) 542 paragraph 1 sentence 3 of the Federal Law Registry to demand reimbursement for damages due to nonfulfillment.

2. The tenant is liable for all damages that are negligently caused by him or her, his or her fulfillment assistants, or third parties, insofar as these have come to his attention for being carried out with respect to the rental object.

       It is incumbent on the tenant to prove that neither he, she nor one of the aforementioned persons caused any damages.

(S) 12 Termination

1. Termination of the contract must be carried out in writing up to the third business day of the first month of the termination deadline. In determining punctuality of termination, this does not depend on the sending but rather on the receipt of the termination notice.

2. The landlord is authorized, regardless of other legal rules, to terminate the rental relationship without notice if the tenant

       - is late for two successive deadlines submitting the monthly total payment or a substantial part of the total monthly payment, or

       - has gone into arrears in the amount of a balance in a time period that extends over more than two deadlines with the submission of the total monthly payment--arrears that meet the total monthly payment for two months, or

       - violates obligations under this contract in a culpable fashion and does not fulfill them within two weeks after receipt of a written reminder.


(S) 13 End of the rental period

1. The landlord is authorized to hang rental notices in the area of the rental rooms before the expiration of the rental period.

2. The tenant must correct installations and building-related changes that were undertaken before or after moving in before the end of the rental period; and must reestablish the original or predicated state. The landlord is authorized, however, to accept installations or building-related changes wholly or partly. The obligation to execute beautification repairs in accordance with (S) 9 will remain untouched by this.

3. The rental rooms are to be returned to the landlord at the end of the rental period carefully cleaned, maintained, and in renovated state after performing the work named in No. 2, with all peripheral items and all keys.

    The landlord may demand a settlement in money for fulfilling this obligation.

    The amount of fulfillment in cash will be provided using one of the offers to be drawn up by a specialized firm. Both parties to this contract are authorized to present a corresponding offer. If no agreement can be reached, the offer of one of the specialized firms to be named by the local trade corporation will be binding for both parties to this contract.

4. If rental rooms cannot be returned at the end of the rental period, the tenant is obligated to pay a use reimbursement fee in the amount of the previous and/or of the target rent. If the tenant continues use of the rental rooms beyond the termination of the contract, then the rental relationship will not apply as automatically extended. (S) 568 of the Federal Law Registry will find no application here. Furthermore, the tenant must reimburse each instance of damage that the landlord incurs in not having the rental rooms returned to him or her punctually.

       The same will apply if the rental rooms are in a state consistent with the contract. The date on which the contractual state was produced will be assumed as the point in time of return.

5. If the tenant returns or vacates the rental rooms before the end of the rental period, the landlord will be--regardless of the still-existing payment obligation of the tenant--authorized to undertake renovation and maintenance work as well as other construction-related measures within the rental rooms. The landlord may decorate restaurants or shop locations.

6. If the rental relationship ends via termination without notice by the landlord, then the tenant is liable for all damages stemming from the termination, in particular any rent due. The liability will exist at its greatest up to the point in time at which the rental relationship could have been terminated within the context of an official termination.


(S) 14 Entering the rental rooms on the part of the landlord

The landlord, or his or her representative, may enter the rental rooms at appropriate times of day to check on the state, to take readings of measurement devices, to rent out the property again, or for any similar reasons--they may also be accompanied by third parties. The tenant must take care that the rental rooms are in condition to be entered even in his or her absence.

(S) 15 Majority of tenants

1. With a majority of tenants, each tenant is liable for the obligation under the rental agreement as a sole debtor.

2. Business related legal declarations that affect the rental relationship must be submitted by or to all tenants. While retaining the right to cancel in writing, the tenants, also however, authorize each other, until further notice, to accept or issue such declarations. This authorization also applies to the acceptance of a termination, but not however to the submission of a declaration of termination and the conclusion of a rent cancellation contract. A cancellation of the authorization enters into force only for declarations that were submitted after the receipt by the landlord.

3. If the landlord must provide payments to the tenants, he or she can pay one of them on behalf of all of them.


(S) 16 Handling dangerous materials

Insofar as, and to whatever extent, the tenant may handle materials in the rental object that tend to endanger health or the environment (e.g. materials that are poisonous, damaging to ones health, flammable, infectious, explosive, irritating, nauseating, carcinogenic, potentially water polluting), the tenant is obligated to adhere without limitation and independently to all decisive security regulations for the handling of these dangerous materials and to hold the landlord harmless of all risks connected with these dangerous materials, even after the expiration of the rental relationship.


(S) 17 Protection of personal data

The data necessary to carry out this rental agreement will be saved through data processing at the landlord's place of business and will be transmitted, to the extent necessary, within the context of the purpose of this contractual relationship.

(S) 18 Applicability in the case of partial invalidity

If a term of this rental agreement is inapplicable or ceases to be an integral component to this rental agreement, the rest of the contract shall remain in force. In this case, the parties to this contract will agree to a new rule that comes closest to the original intent of the parties.

(S) 19  Court of jurisdiction

The court of jurisdiction is Wiesbaden insofar as this has been agreed to as permissible.

(S) 20  Final terms

Oral side agreements will not apply.
Alterations and supplements to the rental contract must be performed in writing.

Building ordinance for the rental agreement


The building ordinance serves to protect the house and insure its security and that of its users. Please adhere to these rules so that an orderly and disruption-free coexistence is possible for all parties involved.

(S) 1  Mutual consideration

The common use of a building by tenants with different corporate structures and in different branches of industry requires mutual consideration beyond a good neighborly relationship.

Sound and smell disruptions must be avoided in the interest of all tenants. For this reason, all devices, machines, etc. whose operation causes noise must be set up to reduce noise such that no transmission of noises into another rental object can take place.

(S) 2  Storage of objects, fire protection

Stairwells and all other hallways, basement corridors, etc. that are provided for common use have been designated as escape paths for the security of all tenants in the case of fire. These areas may under no circumstances--not even temporarily--be used to store furniture, packaging items, wares and similar things.

The storage of old paper and other easily flammable objects in the basement or in the attic is not permitted.

Motorized vehicles may be parked only in those places identified for them.

(S) 3  Climate control, heating and sun protection equipment

In air-conditioned and heated rooms one must be careful that air circulation is not impinged upon by inappropriate furnishing (e.g. by storing objects on top of the air conditioner's vent openings or by placing office furniture too close to climate control equipment). The windows of air-conditioned and heated rooms must be kept closed at all times.

Hand-operated sun protection equipment should be set up immediately whenever there is wind or rain.

(S) 4  Elevators

Tenants who want to transport furniture or other heavy items can--insofar as no special service elevator exists--make use of the elevator for persons with the approval of the building administrator. If necessary the elevator cabin must be lined to protect it from damages.

(S) 5  Garbage and refuse removal

Refuse may be collected only in suitable closed containers and emptied into garbage bins. Tenants whose area of business (e.g. restaurant) requires additional garbage bins, must order these specially.

For special garbage, the normal garbage bins cannot be used.

Insofar as special collection stations are set up for old paper, packaging materials, glass, etc. these are to be used by all tenants.

A garbage removal facility cannot have restricted refuse (cartons or other packaging materials, bottles, etc.) with flammable or smoldering material or liquids sent to it.

The tenants are obligated to sort their garbage according to different types insofar as this is required by communal ordinances.

(S) 6  Frost protection

In order to avoid frost damages, the rental rooms are to be adequately heated even outside of usual business hours. Basement windows and ceiling holes are to be kept closed during the frost period.

(S) 7  Building lockup

It is incumbent upon the tenants of the building to keep access closed from
o'clock in the evening through      o'clock in the morning and to confirm any
possible existing security issues. During this time elevators may be put out of service and stairwell lighting may be limited.

Basement and courtyard doors as well as doors to communal garages are to be kept closed at all times.

(S) 8  Additional rules

The tenants must adhere to official regulations (in particular to those of building and fire police as well as to industrial supervisors).

The tenants will take care that the building ordinance is followed by their employees, sublessors, suppliers, visitors, etc. as well as any tradesmen employed by them.

The building ordinance and other ordinances drawn up for the operation or the use of community property can be altered by the landlord. The alterations must be made known to the tenants.

OFFICE AND BUSINESS BUILDING OF DBV IN KARLSRUHE, KARLSTRASSE 27



CLEANING ROOM


SOCIAL ROOM    STORAGE ROOM


TERRACE  ADMINISTRATION  MANAGERS  TERRACE



OFFICE USE
KARLSRUHE IN JANUARY 1984
                                                                     SIXTH FLOOR
                                                                         N-1:100
                                                         PROFESSOR RUDOLF KLEINE
                                                 FREELANCE ARCHITECT [ILLEGIBLE]
                                                             [ILLEGIBLE ADDRESS]

The original version of this Commercial Rental Agreement, dated October 18, 1995, by and between Deutsche - Bemanten - Lebensversicherung AG and Viona Development Soft - and Hardware Engineering GMbh was in German, I certify that the foregoing is a fair and accurate English translation of te German version.

                                                   _____________________________
                                                   Jason Liu
                                                   Secretary